UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 20, 2022

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number) WD 40 CO (Commission Company Name)	95-1797918 (I.R.S. Employer Identification Number)

9715 Businesspark Avenue, San Diego, California 92131 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Edward O. Magee, Jr. as Director

On June 22, 2022, WD-40 Company (“Company”) announced that its Board of Directors (“Board”) appointed Mr. Edward O. Magee, Jr. as a director of the Company, effective June 20, 2022. He was also appointed to serve as a member of the Audit Committee and the Finance Committee of the Board.

Mr. Magee, age 56, currently serves as executive vice president, operations at Fender Musical Instruments Corporation (“Fender”), a privately held musical instruments company. He served as senior vice president, operations at Fender from 2016 to 2020. Mr. Magee served as vice president of operations and distribution for Thomas & Betts Corporation (presently ABB Installation Products Inc.; NYSE: ABB) from 2014 to 2016 and in various management roles in vehicle operations at Harley-Davidson Motor Company from 2009 to 2014. Prior to his corporate roles, Mr. Magee served as a combat-decorated Lieutenant Colonel aviator in the U.S. Marine Corps. He has extensive non-profit board experience including the Board of Visitors at Duke University’s Fuqua School of Business, The Fender Play Foundation™, Boys & Girls Clubs of Metro LA, and an advisory role for the National Association of Manufacturers, “Heroes MAKE America” veterans transition program.

Mr. Magee holds a Master of Business Administration from the Fuqua School of Business at Duke University, a Master of Public Administration from George Mason University, and a Bachelor of Science in Mathematics from the U.S. Naval Academy.

For his service as a director from the date of his appointment to the 2022 annual meeting of stockholders in December 2022 (“Annual Meeting”), Mr. Magee is entitled to compensation in accordance with the terms of the WD-40 Directors’ Compensation Policy and Election Plan adopted by the Board on October 12, 2021 (“Plan”). Accordingly, Mr. Magee received a restricted stock unit (“RSU”) award covering 437 shares of the Company’s common stock, which award had a fair market value of approximately $80,000 as of the June 21, 2022 grant date. The RSU award is fully vested and provides for the issuance of 437 shares of the Company’s common stock to Mr. Magee following his termination of service as a director. Until issuance of such shares, the RSUs awarded will be entitled to receive dividend equivalent payments, payable in cash as and when dividends are declared upon the Company’s common stock. In accordance with the Plan, Mr. Magee is also entitled to receive base compensation in the amount of $45,000 for service as a director until the Annual Meeting. Mr. Magee has elected to receive the entire amount of such base compensation in cash. In addition, as a member of the Audit Committee and the Finance Committee, Mr. Magee will receive prorated cash compensation of $5,000 and $2,500, respectively, for his service on these committees until the Annual Meeting.

Increase in Board Size

On June 20, 2022, the Board adopted a resolution to increase the authorized number of directors of the Company’s Board from 11 to 12, effective immediately, and Mr. Magee was appointed to fill the vacancy created by such increase.

Compensatory Arrangements of Steven A. Brass as CEO

The Company previously announced the appointment of Steven A. Brass as Chief Executive Officer (“CEO”), effective September 1, 2022, to succeed Garry O. Ridge, who is retiring from his CEO position on August 31, 2021. Mr. Brass will continue to serve as President and as a director on the Board. Effective September 1, 2022, in connection with Mr. Brass’ appointment, his annual base salary will increase from $457,583 to $600,000 per annum, his annual target opportunity for non-equity incentive plan compensation will increase from 80% to 100% (with the maximum payout level opportunity increasing from 160% to 200%), and his opportunity for long-term performance-based and retention-based equity incentives will increase from $800,000 to $1,300,000. In addition, in the event that maximum performance goals are exceeded, Mr. Brass would be eligible to receive an annual equity incentive of up to 100% of his base salary, which incentive would be consistent with the annual equity incentive plan design for executive officers.

Information about Mr. Brass, including a biographical summary, information about positions and offices he has held with the Company, his other prior compensation arrangements with the Company, and information about his business experience, may be found in the Company’s Current Report on Form 8-K filed on March 16, 2022.

ITEM 7.01.    Regulation FD Disclosure.

On June 22, 2022, the Company issued a press release announcing Mr. Magee’s appointment as a director on the Board. The Company also announced that Ms. Cynthia B. Burks was nominated by the Board to stand for election as a director at the Company’s upcoming Annual Meeting. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Ms. Burks currently serves as a board member of Torch, a privately held software company that she joined in January 2022. She also serves as a board member of two non-profit organizations dedicated to youths, Juma Ventures and Summer Search, both of which she joined in 2021. From 2020 to 2022, Ms. Burks served as a board member of Genentech Foundation. From 2019 to 2022, Ms. Burks served as senior vice president and chief people and culture officer at Genentech, Inc., a subsidiary of Roche Holding AG (OTCQX: RHHBY). She also served as vice president, head of human resources at Genentech Research and Early Development from 2015 to 2019, and in various human resource management roles at Genentech from 2011 to 2015. From 1999 to 2011, Ms. Burks held various human resource and organizational development positions in various industries, including media, consumer goods and technology.

Ms. Burks holds a Master of Business Administration in International Business from Arizona State University’s Thunderbird School of Global Management and a Juris Doctor from the University of San Francisco School of Law. She is licensed to practice law in California.

The information in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release by WD-40 Company, dated June 22, 2022

104	The cover page from this Current report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: June 22, 2022	/s/ PHENIX Q. KIAMILEV
Phenix Q. Kiamilev
Vice President, General Counsel &
Corporate Secretary